UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
On September 19, 2019, Signet Jewelers Limited issued a press release announcing the early tender results of the previously announced cash tender offer (the “Tender Offer”) that Signet UK Finance plc, its wholly-owned subsidiary (the “Company”), commenced to purchase any and all of its outstanding 4.700% Senior Notes due 2024 (CUSIP No. 82671AAA1) (the “Notes”) and solicitation of consents (the “Consents”) from holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Consent Solicitation”).
According to information received from D.F. King & Co., Inc., the Tender Agent and Information Agent for the Tender Offer, as of 5:00 p.m., New York City time, on September 18, 2019 (the “Early Tender Time”), $251,873,000 aggregate principal amount of Notes validly tendered and not withdrawn at or prior to the Early Tender Time were received by the Company, representing approximately 62.97% of the total outstanding aggregate principal amount of the Notes.
Accordingly, as the Company has received Consents in respect of a majority of the Notes, the Company will execute and deliver a supplemental indenture to the indenture governing the Notes giving effect to the Proposed Amendments. However, the Proposed Amendments will not become operative until the Notes tendered in the Tender Offer are repurchased, which will take place subject to the satisfaction or waiver of certain conditions that are set forth in the Offer to Purchase.
Because the Early Tender Time has expired, Holders whose Notes are validly tendered and not withdrawn after the Early Tender Time will receive the Tender Offer Consideration of $920.00 per $1,000 principal amount of Notes.
The Company expressly reserves the right to terminate the Tender Offer if any condition of the Tender Offer is not satisfied or waived by the Company and otherwise to amend the Tender Offer or Consent Solicitation in any respect. The Tender Offer is subject to the satisfaction of certain conditions set forth in the Offer to Purchase.
The Tender Offer and Consent Solicitation are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 5, 2019 and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the Tender Offer in full detail.
A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.
Item 9.01.    Financial Statements and Exhibits
(d)                                 Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued on September 19, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	September 19, 2019	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial Officer